Exhibit 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015
_________________________________

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER WRITER’S EMAIL		WRITER’S EMAIL
(202) 274-2000

May 20, 2015

Board of Directors
Kearny Financial Corp.
120 Passaic Avenue
Fairfield, New Jersey 07004

Re:	Kearny Financial Corp. - Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 1,000,731 shares of common stock, par value $0.01 per share (the “Shares”) of Kearny Financial Corp. (the “Company”) and stock options to purchase common stock of Kearny Financial Corp. (“Stock Options”), to be issued pursuant to the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan (the “Incentive Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Incentive Plan,  the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of the Incentive Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman, PC
Luse Gorman, PC